As filed with the Securities and Exchange Commission on December 22, 2009
Registration Statement No. 333-153533

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Post-Effective Amendment No. 1 to
FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

NEUROBIOLOGICAL TECHNOLOGIES, INC.
(Exact name of Registrant as Specified in Its Charter)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	94-3049219 (I.R.S. Employer Identification No.)
2000 Powell Street, Suite 800, Emeryville, California 94608 (510) 595-6000
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)
Amended and Restated 2003 Equity Incentive Plan
Stand-Alone Inducement Option*
(Full Title of the Plan)
* See “Termination of Registration” below
Matthew M. Loar
2000 Powell Street, Suite 800
Emeryville, California 94608
(510) 595-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Stephen C. Ferruolo
Goodwin Procter LLP
4365 Executive Drive, Suite 300
San Diego, CA 92121
(858) 202-2700
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):
Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☑
CALCULATION OF REGISTRATION FEE

	Amount	Proposed Maximum	Proposed Maximum	Amount of
Title of Securities	to be	Offering Price	Aggregate	Registration
to be Registered	Registered	per Share	Offering Price	Fee
See below (1)	N/A	N/A	N/A	N/A

(1)	The registrant is not registering additional securities.

TERMINATION OF REGISTRATION
     This Post-Effective Amendment No. 1 relates to the Registration Statement on Form S-8 (Registration No. 333-153533) of Neurobiological Technologies, Inc. (the “Company”).
     Pursuant to the Registration Statement, the Company registered (i) 3,200,000 shares of common stock issuable under the registrant’s Amended and Restated 2003 Equity Incentive Plan (the “Plan”) pursuant to an amendment to the Plan that was approved by the registrant’s stockholders on May 30, 2008, and (ii) 150,000 shares of common stock issuable under a previously announced stand-alone inducement stock option award granted on April 1, 2008 to the registrant’s Vice President and Chief Financial Officer (collectively, the “Shares”). The Company is filing this Post-Effective Amendment No. 1 to deregister all of the Shares registered under the Registration Statement that remain unsold as of the date hereof. The Company is deregistering such Shares in connection with its plan of complete liquidation and dissolution, as described in the Company’s proxy statement filed with the Securities and Exchange Commission on September 22, 2009 and approved by the Company’s stockholders at a special meeting of stockholders held on October 27, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Emeryville, State of California, on this 18th day of December 2009.

NEUROBIOLOGICAL TECHNOLOGIES, INC.
By:	/s/ Matthew M. Loar
Matthew M. Loar
Vice President and Chief Financial Officer

Date: December 22, 2009
Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date

* William A. Fletcher	Acting Chief Executive Officer and Director (Principal Executive Officer)	December 22, 2009

/s/ Matthew M. Loar Matthew M. Loar	Vice President, Chief Financial Officer and Director (Principal Financial and Accounting Officer)	December 22, 2009

* John B. Stuppin	Director	December 22, 2009

*By:	/s/ Matthew M. Loar
Attorney-in-Fact